Exhibit (j)(1)



           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" for the DWS LifeCompass Protect Fund and DWS LifeCompass Income Fund, each a series of DWS Target Fund, (collectively the "Funds") in the Class A and C, Class S, and Institutional Class Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS Target Fund Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A, No. 33-30876) of our reports dated June 27, 2008, on the financial statements and financial highlights of DWS LifeCompass Income Fund and DWS LifeCompass Protect Fund, included in each Fund's Annual Report dated April 30, 2008.

                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
August 26, 2008